Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76759) of Bionova Holding Corporation of our report dated April 29, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

San Jose, California

April 29, 2003